EXHIBIT 4(aa)

MALLESONS STEPHEN JAQUES

PCCW Mandatory
Convertible Note
Maturity Deed

Dated 26 May 2005

Telstra Corporation Limited ABN 33 051 775 556 ("Telstra")
PCCW Limited ("PCCW")
Pacific Century Cable Holdings Limited ("PCCH")

Mallesons Stephen Jaques
Level 10
Central Park
152 St George's Terrace
Perth  WA  6000
Australia
T +61 8 9269 7000
F +61 8 9269 7999
DX 91049 Perth
www.ma1lesons.com
Ref: CER:NPC:O9-5124-6852

PCCW Mandatory Convertible Note Maturity Deed
Contents

© Mallesons Stephen Jaques	PCCW Mandatory Convertible Note Maturity Deed
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PCCW Mandatory Convertible Note Maturity Deed
Details

Interpretation - definitions are at the end of the General terms

Parties	Telstra, PCCW and PCCH
Telstra	Name	Telstra Corporation Limited
	ABN	33 051 775 556
	Incorporated In	Commonwealth of Australia
	Address	242 Exhibition Street, Melbourne, Victoria,
Australia
	Fax	+61 3 9639 1940
	Attention	Corporate Treasurer
PCCW	Name	PCCW Limited
	Incorporated in	Hong Kong
	Address	39th Floor, PCCW Tower, TaiKoo Place, 979
King's Road, Quarry Bay, Hong Kong
	Fax	+852 2962 5725
	Attention	Company Secretary
PCCH	Name	Pacific Century Cable Holdings Limited
	Incorporated in	Bermuda
	Address	Clarendon House, 2 Church Street, Hamilton
HM11, Bermuda
	Fax	+852 2962 5725
	Attention	Company Secretary
Process Agent	Name for	Telstra Corporation Limited
Telstra	Address	44 Paul Street, London, EC2A 4LB, England,
United Kingdom

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Process Agent	Name	Simmlaw Services Limited
for PCCW and
PCCH	Address	CityPoint, 1 Ropemaker Street, London, EC2Y
9SS, England, United Kingdom

Recitals	A	PCCW has issued the Convertible Note to Telstra.

	B	Telstra and PCCW have agreed that PCCW will redeem the
Convertible Note on the Maturity Date for cash and that, if
PCCW redeems the Convertible Note on the Maturity Date, it
need only pay the Agreed Amount, not the Redemption
Amount.

	C	The parties have agreed that, in consideration of the
payment on the Maturity Date of the Agreed Amount on aad
subject to the terms of this deed, they will release each other from all of their obligations under the Convertible Note
documents and Telstra will release the Security.

Security	First ranking equitable mortgage of shares granted by PCCH over all of its shares in Reach Ltd. dated 7 February 2001 as amended by an Equitable Mortgage Amendment Deed dated 28 June 2002
between PCCH, PCCW and Telstra and by an Equitable Mortgage
Amendment Deed dated 16, April 2005 between PCCH, PCCW
and Telstra.

Convertible	US$54,377,474.94 (originally US$190,000,000) Mandatory
Note	Convertible Note due 30 June 2005, issued to Telstra by PCCW on 28 June 2002 and partially redeemed and amended and restated
on 25 April 2003.

Maturity Date	30 June 2005

Redemption	US$61,459,311.64
Amount

Agreed	US$58,386,346.06
Amount

Governing law	England

Date of deed	See signing page

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PCCW Mandatory Convertible Note Maturity Deed
General terms

1 Consideration and effect

1.1 Consideration

This deed is entered into in consideration of the parties incurring obligations and giving rights under this deed and for other valuable consideration.

1.2 Effect

This deed has effect immediately on being executed by Telstra, PCCW and PCCH. To the extent of any inconsistency between this deed and the Convertible Note or the Security, this deed prevails.

2 Maturity and redemption

2.1 Redemption for cash

PCCW and Telstra agree that, despite anything in the Convertible Note, and without the need for any other notice, demand, agreement or communication or any other step, PCCW must redeem the Convertible Note for cash on the Maturity Date.

Telstra agrees that, if PCCW pays the Agreed Amount in accordance with clause 2.2 to Telstra on the Maturity Date, Telstra will (subject to clause 4.3 ("Reinstatement of rights")) accept the Agreed Amount in full and final satisfaction of PCCW's obligations and liabilities tinder or in connection with the Convertible Note.

2.2 Payment

PCCW must make the payments under this deed to Telstra to the following account:

Account number: 36215396
Account name: Telstra Corporation Limited
Bank: Citibank NA
Branch: New York
SWIFT: CITIUS33

Condition 4 of the Convertible Note applies to payments under this deed, with necessary modifications (but PCCW waives any notice periods under that condition).

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3 Conversion

The parties agree that, despite anything in the Convertible Note, the Convertible Note cannot be redeemed by conversion of the Redemption Amount into Conversion Shares and may only be redeemed for cash.

4 Release

4.1 Release by PCCW

With effect from the Maturity Date, PCCW releases Telstra from all its obligations and liabilities under or in connection with the Convertible Note.

4.2 Release by Telstra

Subject to clause 4.3, upon payment of the Agreed Amount in accordance with clause 2 ("Maturity and redemption"), Telstra releases:

(a) PCCW from all its obligations and liabilities under or in connection with the Convertible Note;

(b) PCCH from all liability under the Security; and

(c) the Secured Property from the Security.

4.3 Reinstatement of rights

If a claim that any payment made to Telstra in connection with this deed or Convertible Note is void or voidable is made and either upheld or conceded (in whole or in part) then:

(a) Telstra is immediately entitled as against each of PCCW and PCCH to the rights under this deed and the Convertible Note to which it was entitled immediately before the transaction, to the extent not satisfied by any such payment which is not held or conceded to be void; and

(b) on request from Telstra each of PCCW and PCCH agrees to do anything (including signing or returning any document) reasonably required to restore to Telstra any rights (including under the Security) held by it from PCCW and PCCH immediately before the transaction, to the extent not satisfied by any such payment which is not held or conceded to be void .

5 Further steps

Upon payment of the Agreed Amount in accordance with clause 2 ("Maturity and redemption"), Telstra agrees to deliver to PCCW:

(a) the original Note certificate dated 28 June 2002 for the Convertible Note;

(b) the original equitable mortgage of shares granted by PCCH over all of its shares in Reach Ltd. dated 7 February 2001;

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(c) the original share certificates numbered 2, 4, 5 and 6 totalling 2,945,000,000 shares in Reach Ltd.;

(d) six original signed blank transfer forms in connection with the shares referred to in paragraph (c); and

(e) signed and completed documents (if any) necessary to effect the deregistration of the Security in Bermuda,

and to do anything reasonably required by PCCW or PCCH (including completing and signing any document) necessary to give full effect to this deed.

6 Default

6.1 Failure to pay

PCCW and PCCH agree that if PCCW fails to pay the Agreed Amount in accordance with clause 2 ("Maturity and redemption"), then despite anything in the Convertible Note, and without the need for any other notice, demand, agreement or communication or any other step (but without prejudice to any of Telstra's other rights under the Convertible Note):

(a) the Redemption Amount is immediately due and payable by PCCW to Telstra in cash as if the Maturity Date were the Redemption Date under the Convertible Note;

(b) interest on any unpaid Redemption Amount will accrue in accordance with Condition 3.4 of the Convertible Note;

(c) Telstra may immediately enforce any or all of its rights under or in connection with the Convertible Note and the Security as if the Maturity Date was the Enforcement Date under the Security.

6.2 Consent

If PCCW fails to pay the Agreed Amount in accordance with clause 2 ("Maturity and redemption"), PCCW and PCCH consent to Telstra immediately enforcing any or all of its rights under or in connection with the Convertible Note and the Security as if the Maturity Date was the Enforcement Date under the Security in accordance with clause 6.1 ("Failure to pay").

7 PCCH consent

PCCH consents to the transactions contemplated by this deed and agrees that its obligations under the Security continue in full force and effect until the payment of the Agreed Amount in accordance with clause 2 ("Maturity and redemption") or, as the case maybe, of the Redemption Amount in accordance with clause 6.1 ("Failure to pay").

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8 Representation and warranties

8.1 PCCW and PCCH warranty

Each of PCCW and PCCH represents and warrants to Telstra that this deed has been duly authorised by it and will constitute valid legally binding and enforceable obligations of it except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting the enforcement of creditors rights generally.

8.2 Telstra warranty

Telstra represents and warrants to each of PCCW and PCCH that this deed has been duly authorised by Telstra and will constitute valid legally binding and enforceable obligations of Telstra except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting the enforcement of creditors rights generally.

9 Application of First Supplemental Deed

The parties agree that clauses 5 ("Confidentiality'), 6 ("Notices"), 7 ("Assignment"), 8 ("Entire Agreement"), 9 ("No representations and warranties"), 10 ("General"), 11 ("Governing law"), 12.3 ("References to certain general terms") and 12.4 ("Headings") of the First Supplemental Deed apply to this deed as if those clauses were fully set out in this deed, with necessary modifications and as if references in them to "this deed" were to this deed and the transactions contemplated by it.

10 Definitions

These meanings apply unless the contrary intention appears:

Agreed Amount means the amount so specified in the Details.

Convertible Note means the convertible note so described in the Details.

Conversion Shares has the same meaning it has in the Convertible Note.

Details means the section of this deed headed "Details".

Enforcement Date has the same meaning it has in the Security.

First Supplemental Deed means the PCCW Mandatory Convertible Note First Supplemental Deed dated 15 April 2003, between Telstra, PCCW and PCCH.

Liability has the same meaning it has in the Security.

Maturity Date means the date so specified in the Details.

PCCW means the person or persons so described in the Details and includes their successors and assigns.

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PCCH means the person or persons so described in the Details and includes their successors and assigns.

Redemption Amount means the amount so specified in the Details.

Redemption Date has the same meaning it has in the Convertible Note.

Secured Property means the property the subject of the Security.

Security means the security so described in the Details.

Telstra means the person or persons so described hi the Details and includes their successors and assigns.

EXECUTED as a deed

© Mallesons Stephen Jaques	PCCW Mandatory Convertible Note Maturity Deed
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PCCW Mandatory Convertible Note Maturity Deed
Signing page

© Mallesons Stephen Jaques	PCCW Mandatory Convertible Note Maturity Deed
	26 May 2005	8

THE COMMON SEAL of **PCCW LIMITED** is duly affixed by authority of its directors in the presence of:

....	....
Signature of authorised person	Signature of authorised person
DIRECTOR	COMPANY SECRETARY
Office held	Office held
ALEXANDER ARENA	HUBERT CHAK
Name of authorised person (block letters)	Name of authorised person (block letters)

THE COMMON SEAL of **PACIFIC CENTURY CABLE HOLDINGS LIMITED** is duly affixed by authority of its directors in the presence of:

....	....
Signature of authorised person	Signature of authorised person
DIRECTOR	AUTHORISED SIGNATORY
Office held	Office held
ALEXANDER ARENA	PHILANA POON
Name of authorised person (block letters)	Name of authorised person (block letters)

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